EX 10.05
                             FLUOR DANIEL GTI, INC.
              AMENDED AND RESTATED 1995 DIRECTOR STOCK OPTION PLAN


1. PURPOSE. This Non-Qualified Stock Option Plan, to be known as the Amended and Restated 1995 Director Stock Option Plan (the "Plan"), is intended to promote the interests of Fluor Daniel GTI, Inc. (the "Company") by facilitating its ability to obtain and retain the services of qualified persons who are not employees of the Company or any affiliate thereof to serve as members of the Board of Directors and to demonstrate the Company's appreciation for their service upon the Company's Board of Directors. For purposes of this Plan, the term "affiliate" shall mean any person who controls, is controlled by or is under common control with the Company.

2. AVAILABLE SHARES. The total number of shares of Common Stock of the Company for which options may be granted shall not exceed 108,114 shares (as adjusted on May 20, 1996 pursuant to the Investment Agreement (as defined in Section 10.B(2) below)), subject to adjustment in accordance with Section 10 of this Plan. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall revert to the option pool and continue to be available for grant under this Plan.

3. ADMINISTRATION. This Plan shall be administered by the Board of Directors of the Company. The Board shall, subject to the provisions of this Plan, have the power to construe this Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

4. AUTOMATIC GRANT OF OPTIONS.  Subject to the availability of shares under this
Plan:

     (A) INITIAL GRANTS. Each member of the Company's Board of Directors who is not an employee of the Company serving on the date of the approval of this Plan by the Board of Directors shall be automatically granted on such approval date without further action by the Board an option to purchase 5,000 shares of the Company's Common Stock. Each member of the Company's Board of Directors who on the date of the approval of this Plan by the Board of Directors is an employee of the Company who continues to serve as a Director of the Company after ceasing to be an employee shall be automatically granted on the date such person ceases to be an employee of the Company, without further action by the Board, an option to purchase 5,000 shares of the Company's Common Stock. Each person who is first elected or appointed to the Board of Directors after the date of approval of this Plan by the Board of Directors and who is at that time not an employee of the Company shall be automatically granted on the date of such


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election or appointment and without further action by the Board of Directors, an option to purchase 5,000 shares of the Company's Common Stock.

     (B) ANNUAL GRANTS. Each member of the Board of Directors who receives an option pursuant to Section 4(A) above (the "Initial Grant") shall be automatically granted on the third Tuesday of June of each year after the Initial Grant, or if such date is a holiday, on the next business day thereafter, and without further action by the Board of Directors, an option to purchase 2,500 shares of the Company's Common Stock.

5. PERIOD OF OPTION. Unless sooner terminated in accordance with the provisions of Section 9 of this Plan, any options granted hereunder shall expire on a date which is seven years after the date of grant of that option.

6. OPTION PRICE. The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 10 hereof. For purposes of this Plan, "fair market value" shall mean (a) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such Stock is then traded on a national securities exchange; or (b) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (c) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market.

7. VESTING OF SHARES AND NON-TRANSFERABILITY OF OPTIONS.

     (A) VESTING. Options granted under this Plan shall not be exercisable until they become vested. Options granted under this Plan shall vest in the optionee, and thus become exercisable, in accordance with the following schedule, provided that the optionee has continuously served as a member of the Board of Directors through such vesting date:

         Percentage of Option
        Shares for which Option
         will be Exercisable                     Date of Vesting
         -------------------                     ---------------

                33 1/3%                  One year from the date of grant

                66 2/3%                  Two years from the date of grant

                100%                     Three years from the date of grant

     In addition to the foregoing, in the event of a change of control of the Company, the optionee may, to the extent not prohibited by Rule 16b-3 (or any successor or amended provision


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thereof)  under the  Securities  Exchange Act of 1934, as amended (the "Exchange
Act"), exercise an option for 100% of the shares that were not otherwise vested. For purposes of this Plan, "change of control" shall mean if any corporation, person, other entity or group of the foregoing acting in concert (other than the Company or any entity that is controlled by the Company) makes a tender or exchange offer the result of which would be that such corporation, person, other entity or group would own 50% or more of the shares of the Company's Common Stock, and which offer has not been approved by the Board (the "Offer"). In the event of a change of control, the optionee may exercise options granted pursuant to this Plan during the 90-day period following the first purchase of shares of stock pursuant to the Offer.

     (B) NON-TRANSFERABILITY. Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable only by the optionee during his or her lifetime.

8.   EXERCISE OF OPTION.

     (A) Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then vested, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to: Chief Financial Officer, Fluor Daniel GTI, Inc., 100 River Ridge Drive, Norwood, Massachusetts 02062, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares, which payment may be in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option, valued at fair market value determined in accordance with the provisions of Section 6 hereof; provided, however, that any stock so tendered in payment must have been held by the optionee for a period of not less than six
(6) months prior to such tender in payment.

     (B) Upon notification from the Company, the transfer agent of the Company shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificates representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the option.

9.   TERMINATION OF OPTION RIGHTS.

     (A) In the event an optionee ceases to be a member of the Board of Directors of the Company for any reason other than death or disability, any then-unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board of Directors may be exercised, to the extent it is then vested, by the optionee within a period of thirty (30) days following such time the optionee

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so ceases to be a member of the Board of  Directors,  but in no event later than the expiration date of the option; and all options shall terminate after such thirty (30) days have expired.

     (B) In the event that an optionee ceases to be a member of the Board of Directors of the Company by reason of his or her disability or death, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and any unexercised option shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND OTHER MATTERS. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be automatically adjusted as hereinafter provided:

     (A) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of the Company's Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (B) RECAPITALIZATION ADJUSTMENTS. (1) In the event of a reorganization, recapitalization, merger, consolidation or any other change in the corporate structure of the Company, to the extent not prohibited by Rule 16b-3 under the Exchange Act, adjustments in the number and kind of shares authorized by this Plan, in the number and kind of shares covered by this Plan, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any option or a grant of additional benefits to the holder of an option.

     (2) Notwithstanding the provisions of Section 10(B)(1) above, in the event of a recapitalization (the "Recapitalization") pursuant to the terms of that certain Investment Agreement by and among Fluor Daniel, Inc., Fluor Daniel Environmental Services, Inc., the Company and GTI Acquisition Corporation dated as of December 11, 1996 (the "Investment Agreement"), each holder of any option outstanding hereunder on the date of the closing (the "Closing Date") of the transactions under the Investment Agreement (an "Existing Option") shall be entitled to receive a substitute option (an "Adjusted Option"). The Adjusted Option shall be for the purchase of a number of shares of common stock, par value $.001, of the Company (the "New Common Stock") authorized in connection with the Recapitalization equal to the number of shares of Common Stock, $.01 par value (the "Common Stock") purchasable under the Existing Option multiplied by the Adjustment Fraction (defined below), rounded up to the nearest whole share. The per share exercise price of the Adjusted Option shall be equal to the per share exercise price of the Existing Option divided by the Adjustment Fraction. For purposes hereof, the term


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"Adjustment  Fraction"  means a  fraction,  the  numerator  of which  equals the
Current Market Price of a share of Common Stock and the denominator of which equals the Current Market Price of a share of New Common Stock. The "Current Market Price" of a share of Common Stock or of New Common Stock means the average per share closing price for the five trading days immediately preceding the Closing Date, in the case of the Common Stock, and the five days immediately following the Closing Date, in the case of New Common Stock, as reported on the Nasdaq National Market System. Notwithstanding anything to the contrary herein, this Section 10(B)(2) shall constitute the exclusive provision respecting the treatment of the any Existing Option in connection with the transactions contemplated under the Investment Agreement, subject to Section 15 hereof.

     (C) FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

     (D) ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (E) ADJUSTMENTS. Upon the happening of any of the foregoing events described in subsections (A) and (B)(1) above, the class and aggregate number of shares set forth in Section 2 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. Upon the happening of the events described in subsection B(2) above, the class and aggregate number of shares set forth in Section 2 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall be adjusted as follows: (i) the class of shares shall be deemed to be the class of New Common Stock and (ii) the number of shares shall be adjusted upward or downward by the number of shares equal to the net change between all of the Existing Options and all of the Adjusted Options. The Board shall determine the specific adjustments to be made under this Section 10 and its determination shall be conclusive.

     (F) SALE OF COMPANY. If an option hereunder shall be assumed, or a new option substituted therefor, as a result of sale of the Company, whether by a merger, consolidation or sale of property or stock, then membership on the Board of Directors of such assuming or substituting corporation or by a parent corporation or a subsidiary thereof shall be considered for purposes of vesting an option to be membership on the Board of Directors of the Company.

11. RESTRICTIONS ON ISSUANCE OF SHARES. Notwithstanding the provisions of Sections 4 and 8 of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied: (a) the issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares

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effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or (b) counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities laws as now in force or hereafter amended; and until the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

12. LEGEND ON CERTIFICATES. The certificates representing shares issued pursuant to the exercise of an option granted under this Plan shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

13. REPRESENTATION OF OPTIONEE. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

14. OPTION AGREEMENT. Each option granted under this Plan shall be evidenced by an option agreement, in such form as may be approved by the Board of Directors, which option agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Board of Directors.

15.  EFFECTIVE DATE; TERMINATION AND AMENDMENT OF PLAN.

     (A) This Plan was adopted by the Board of Directors on March 21, 1995, and shall become effective upon approval by the holders of a majority of shares of Common Stock present in person or by proxy and entitled to vote on such matter at the Annual Meeting of Stockholders to be held on September 19, 1995, or any adjournment thereof. In the event that such approval has not been received on or before March 20, 1996, then in such event the Plan and any options granted hereunder shall be null and void; and upon the occurrence of such approval, the Plan and all options granted hereunder shall become effective as of the date of the Directors' approval of the Plan or the date the option was automatically granted pursuant to the Plan, whichever is applicable.

     (B) No options may be granted under this Plan subsequent to March 20, 2005, but the term of options theretofore granted may extend beyond that date. This Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding.

     (C) The Board of Directors may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided that the provisions of this Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Exchange Act (including without limitation provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months except as necessary to comport with changes in

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the Employee  Retirement Income Security Act of 1974, as amended or the Internal
Revenue Code of 1986, as amended; and provided, further, that the Board of Directors may not, without approval by the affirmative vote of the holders of a majority of the shares present in person or by proxy and voting on such matter at the meeting, (i) increase the maximum number of shares for which options may be granted under this Plan or the number of shares for which an option may be granted to any participating director hereunder (except by adjustment pursuant to Section 10), (ii) materially modify the requirements as to eligibility to participate in this Plan, (iii) materially increase benefits accruing to option holders under this Plan, or (iv) amend this Plan in any manner which would cause Rule 16b-3 under the Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan. Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

16. COMPLIANCE WITH REGULATIONS. It is the Company's intent that this Plan comply in all respects with Rule 16b-3 under the Exchange Act and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

17. GOVERNING LAW. The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.


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